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                           ECOLAB MIRROR SAVINGS PLAN
              (AS AMENDED AND RESTATED EFFECTIVE SEPTEMBER 1, 1994)


     Pursuant to Section 8.1 of the Ecolab Executive Non-Qualified Deferred Compensation Plan (the "Plan") and the resolutions of the Board of Directors of Ecolab Inc. dated February 26, 1994, Ecolab Inc. (the "Company") hereby renames and amends and restates the Plan in its entirety to read as follows:


                                    ARTICLE I
                                     PREFACE

SECTION 1.1. EFFECTIVE DATE. The effective date of this Plan is September 1, 1994. The benefit, if any, payable with respect to a former Executive who terminated employment prior to the Effective Date (and who is not rehired by a member of the Controlled Group thereafter) shall be determined by, and paid in accordance with, the terms and provisions of the Plan as in effect prior to the Effective Date.

SECTION 1.2. PURPOSE OF THE PLAN. The purpose of this Plan is to provide additional deferred compensation benefits for certain management and highly compensated employees who perform management and professional functions for the Company and certain related entities.

SECTION 1.3. ADMINISTRATIVE DOCUMENT. This Plan includes the Ecolab Inc. Administrative Document for Non-Qualified Plans (the "Administrative Document"), which is incorporated herein by reference.


                                   ARTICLE II
                                   DEFINITIONS

     Words and phrases when used herein with initial capital letters which are defined in the Savings Plan or the Administrative Document are used herein as so defined, unless otherwise specifically defined herein or the context clearly indicates otherwise. The following words and phrases when used in this Plan with initial capital letters shall have the following respective meanings, unless the context clearly indicates otherwise:

SECTION 2.1.   "ACCOUNT" shall mean the record maintained in accordance with
Section 3.4 by the Company for each Executive's Mirror Savings Benefit.

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SECTION 2.2.   "BASE SALARY" shall mean an Executive's base salary for the Plan
Year (including, for this purpose, any salary reductions caused as a result of participation (1) in an Employer-sponsored plan which is governed by Section 401(k) or Section 125 of the Code or (2) in this Plan).

SECTION 2.3. "BONUS." An Executive's Bonus for a Plan Year is equal to the sum of (1) the annual cash incentive bonus under the Company's Management Incentive Plan and/or, if applicable, the Company's Management Performance Incentive Plan, and (2) any similar annual cash incentive bonus under any other equivalent Employer-sponsored bonus program (as determined by the Administrator), which, in either case, is earned with respect to services performed by the Executive during such Plan Year, whether or not such Bonus is actually paid to the Executive during such Plan Year. An election to defer a Bonus under this Plan must be made before the period in which the service is performed which gives rise to such Bonus.

SECTION 2.4.   "DEATH BENEFICIARY."

     (1) The term "Death Beneficiary" shall mean the person or persons designated by the Executive to receive Mirror Savings Benefits hereunder in the event of his death. The designation of a Death Beneficiary under the Plan may be made, and may be revoked or changed only by an instrument ( in form prescribed by Administrator) signed by the Executive and delivered to the Administrator during the Executive's lifetime. If the Executive is married on the date of his death and has been married to such spouse throughout the one-year period ending on the date of death, his designation of a Death Beneficiary other than, or in addition to, his spouse under the Plan shall not be effective unless such spouse has consented in writing to such designation.

     (2) Any Mirror Savings Benefits remaining to be paid after the death of a Death Beneficiary shall be paid to the Death Beneficiary's estate, except as otherwise provided in the Executive's Death Beneficiary designation.

SECTION 2.5. "DISABILITY" or "DISABLED." An Executive shall be deemed to have a "Disability" or be "Disabled" if the Executive's active employment with an Employer ceased due to a disability that entitles the Executive to benefits under (1) any long-term disability plan sponsored by the Company, or (2) in the event that the Executive is not a participant in any such plan, the Social Security Act of the United States.

SECTION 2.6. "EXECUTIVE" shall mean an Employee (1) who is in a pay grade of 24 or above or whose Annual Compensation (excluding severance pay) for the preceding Plan Year exceeds the limitation described in Code Section 401(a)(17), and (2) who is selected by

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the Administrator to participate in the Plan.  Once an Employee has satisfied the requirements of an Executive and commenced participation in the Plan, his participation may continue, notwithstanding the fact that his Annual Compensation is reduced below the limitation described in Code Section 401(a)(17), until the Administrator determines, in his or her sole discretion, that the Employee would fail to satisfy the requirements of a "management or highly compensated employee" under ERISA.

SECTION 2.7.   "EXECUTIVE DEFERRALS" shall mean the amounts described in
Section 3.1.

SECTION 2.8. "HYPOTHETICAL INVESTMENT FUND" shall mean the investment funds designated by the Company pursuant to Section 6.1.

SECTION 2.9. "INSOLVENT." For purposes of this Plan, an Employer shall be considered Insolvent at such time as it (1) is unable to pay its debts as they mature, or (2) is subject to a pending voluntary or involuntary proceeding as a debtor under the United States Bankruptcy Code.

SECTION 2.10.  "MATCHING CONTRIBUTIONS" shall mean the amounts described in
Section 3.3.

SECTION 2.11. "MINIMUM BENEFIT" shall mean the sum of the portions of the Executive's Account attributable to (1) his or her Account balance as of September 1, 1994, and (2) any deferral of his Bonus payable with respect to calendar 1994 and the Matching Contribution thereon.

SECTION 2.12. "MIRROR SAVINGS BENEFIT." An Executive's Mirror Savings Benefit at any particular time shall be equal to the vested amounts credited to his Account at such time, as determined under Articles III and V.

SECTION 2.13. "PLAN" shall mean the Ecolab Mirror Savings Plan, as described herein and as it may be amended from time to time.

SECTION 2.14. "SAVINGS PLAN" shall mean the Ecolab Savings Plan, as such plan may be amended from time to time.

SECTION 2.15. "UNFORESEEABLE EMERGENCY" shall mean an event which results (or will result) in severe financial hardship to the Executive as a consequence of an unexpected illness or accident or loss of the Executive's property due to casualty or other similar extraordinary or unforeseen circumstances out of the control of the Executive.

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SECTION 2.16.  "YEAR OF ELIGIBILITY SERVICE."  An Executive shall be credited with one Year of Eligibility Service for each year of "Continuous Service" (or such other defined term which is used to determine service for vesting purposes) as defined by and credited to the Executive under the Savings Plan.



                                   ARTICLE III
                             MIRROR SAVINGS BENEFIT

SECTION 3.1.   AMOUNT OF EXECUTIVE DEFERRALS.

     (1) IN GENERAL. Each Executive may, within 30 days after the Plan becomes effective as to him and prior to the first day of any Plan year thereafter, by written notice to the Administrator on a form provided by the Administrator, direct his Employer:

          (a) to reduce (in accordance with rules established by the Administrator) the Executive's Base Salary for the balance of the Plan Year in which the Plan becomes effective as to him (but only with respect to Base Salary payable for periods of service commencing after the Executive so directs) or for any following Plan Year (i) by a specified dollar amount or percentage, and/or (ii) by an amount determined by the Administrator which is necessary for the Executive to receive the maximum Matching Contributions under the Savings Plan and this Plan (limited to a maximum Salary Deferral of 25% of the Executive's Base Salary in the deferral period) (the "Salary Deferrals"), and

          (b) to reduce (in accordance with rules established by the Administrator) the Executive's Bonus which is earned during the 1995 or subsequent Plan Years (i) by a specified dollar amount or percentage, and/or (ii) by an amount determined by the Administrator which is necessary for the Executive to receive the maximum Matching Contribution on such Bonus under this Plan, as defined in Section 3.3(2) (limited to a maximum Bonus Deferral of 25% of the Executive's Bonus) (the "Bonus Deferrals"), and

          (c) to credit the amounts described in paragraphs (a) and (b) of this Subsection (collectively, the "Executive Deferrals") to the Account described in Section 3.4 at the times described therein.

     (2) 1994 BONUSES. Notwithstanding the foregoing, an Executive's election made under the Plan prior to the Effective Date to defer a portion of his Bonus which is earned in the 1994 Plan Year (the "1994 Bonus") shall continue in full force and

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effect hereunder.  An Executive who did not make a valid deferral election with respect to his 1994 Bonus under the Plan prior to the Effective Date shall not be entitled to defer any portion of his 1994 Bonus hereunder.

SECTION 3.2.   EFFECT AND DURATION OF DIRECTION PURSUANT TO SECTION 3.1.

     (1) PLAN YEAR TO PLAN YEAR. Any direction by an Executive to make Executive Deferrals under Section 3.1 shall be effective with respect to the Base Salary and Bonus otherwise earned by the Executive with respect the period to which the direction relates, and the Executive shall not be eligible to receive such Executive Deferrals. Instead, such Executive Deferrals shall be credited to the Executive's Account as provided in Section 3.4. Any such direction made in accordance with Section 3.1 shall remain in effect for subsequent periods described in Section 3.1 unless terminated by the Executive by written notice to the Administrator, on a form provided by the Administrator, prior to the first day of such subsequent period.

     (2)  AUTOMATIC TERMINATION/SUSPENSION OF DEFERRAL ELECTION.

          (a) An Executive's direction pursuant to section 3.1 shall automatically terminate on (i) the date the Executive ceases employment with the Employers, (ii) the date on which the Executive's Employer is deemed Insolvent, or (iii) the date the Plan is terminated.

          (b) An Executive's direction pursuant to Section 3.1 shall automatically be suspended from the first day of the first payroll period in which the Executive receives a hardship distribution under the Savings Plan until the one-year anniversary date of such hardship distribution. Despite such suspension, such an Executive shall still be required to submit a deferral election with respect to a subsequent Plan Year at the time described in Section 3.1.

SECTION 3.3.   MATCHING CONTRIBUTIONS.

     (1)  MATCHING CONTRIBUTIONS WITH RESPECT TO SALARY DEFERRALS.

          (a) Subject to paragraph (c) of this Subsection, the Employers shall credit the Account of an Executive with an amount (the "matching Contributions") equal to the difference between (1) 50% of the Salary Deferrals which are allocated to an Executive's Account during a Plan Year and which do not exceed 6% of the Executive's Base Salary, and (2) the maximum amount of Matching Contributions that could be made to the Executive's account under the Savings Plan

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     for such Plan Year (as determined by the Administrator); provided, however, that for the 1994 Plan Year the Matching Contribution shall be, subject to paragraph (c) of this Subsection, equal to 50% of the Salary Deferrals which are allocated to the Executive's Account during the deferral period which do not exceed 6% of Base Salary for such deferral period, less any Matching Contributions made under the Savings Plan attributable to such Base Salary.

          (b) Subject to paragraph (c) of this Subsection, the Employers shall also credit the Account of an Executive with an additional Matching Contribution in an amount determined by the Administrator, which amount is equal to the amount of matching contributions (plus earnings allocable thereto) which the Executive is required to forfeit under the Savings Plan due to the application of the before-tax nondiscrimination requirements of the Code (the "True-Up Matching Contributions").

          (c) Notwithstanding the foregoing provisions of this Subsection, the Matching Contributions on the Salary Deferrals for the 1994 Plan Year shall be reduced by the amount of the Matching Contribution described in Section 3.3(2)(b) made with respect to an Executive's 1994 Bonus. Such reduction shall occur retroactively to the date the applicable Matching Contributions on the Salary Deferrals were made, at the time the Matching Contribution with respect to the 1994 Bonus is credited to the Executive's Account.

     (2)  MATCHING CONTRIBUTIONS WITH RESPECT TO BONUS DEFERRALS.

          (a) IN GENERAL. Except as described in paragraph (b) of this Subsection, the Employers shall credit the Account of an Executive with a Matching Contribution equal to 50% of the Executive's Bonus Deferrals hereunder which Bonus Deferrals do not exceed the lesser of (i) 6% of the Executive's Bonus, or (ii) the excess of the Executive's Annual Compensation (excluding severance pay) paid in the Plan Year in which the services to which the Bonus relates were performed over the maximum compensation which could be considered under the Savings Plan in such Plan Year under Section 401(a)(17) of the Code.

          (b) 1994 BONUSES. Notwithstanding the foregoing, the Employers shall credit the Account of an Executive who was entitled to receive Matching Contributions under the Plan prior to the Effective Date with a Matching Contribution equal to 100% of the 1994 Bonus credited to an Executive's Account hereunder, up to a maximum of 3% of the Executive's

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     Annual Compensation (excluding severance pay) for the 1994 Plan Year.

SECTION 3.4. EXECUTIVES' ACCOUNTS. Each Employer shall establish and maintain on its books an Account for each Executive which shall contain the following entries:

     (1) Credits for the Executive Deferrals described in Section 3.1, which Executive Deferrals shall be credited to the Executive's Account at the time such Executive Deferrals would otherwise have been paid to the Executive;

     (2) Credits for the Matching Contributions described in Section 3.3(1)(a), which Matching Contributions shall be credited to the Executive's Account at the same time as the underlying Salary Deferrals are credited thereto; but no earlier than when the Executive has received (or has been deemed to receive) the maximum Matching Contribution available under the Savings Plan (as determined by the Administrator);

     (3) Credits for the True-Up Matching Contributions described in Section 3.3(1)(b) at the time designated by the Administrator following the end of the Plan Year when the nondiscrimination test results under the Savings Plan are known;

     (4) Credits for the Matching Contributions described in Section 3.3(2), which Matching Contributions shall be credited to the Executive's Account at the same time as the underlying Bonus Deferrals are credited thereto;

     (5) Credits or charges (including income, expenses, gains and losses) equal to the amounts which would have been attributable to the Executive Deferrals and Matching Contributions if such amounts had been invested on a tax deferred basis in the Hypothetical Investment Fund(s) in which such amounts are deemed to have been invested under Section 6.1. The entries provided by this Subsection (5) shall continue to be made until the Executive's entire vested Account has been distributed pursuant to Article IV; and

     (6) Debits for any reduction pursuant to Section 3.3(1)(c) and for any distributions made from the Account pursuant to Article IV.

SECTION 3.5. STATEMENT OF ACCOUNT. The Company shall deliver to each Executive a written statement of his Account not less frequently than annually as of the end of each Plan Year.


                                   ARTICLE IV
                       PAYMENT OF MIRROR SAVINGS BENEFITS

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SECTION 4.1.   TIME OF PAYMENT.

     (1)  PAYMENT TO EXECUTIVES.

          (a) An Executive shall be entitled to receive the vested portion of his Account upon the earlier of his becoming Disabled or his termination of employment with the Controlled Group for any reason (including retirement).


          (b) Notwithstanding the foregoing, the Company may at any time, upon written request of the Executive, cause to be paid to such Executive an amount equal to all or any part of the Executive's vested Account, other than the portion of his or her Account attributable to Matching Contributions, if the Administrator determines, in its sole and absolute discretion based on such reasonable evidence as it may require, that such a payment or payments is necessary for the purpose of alleviating the consequences of an Unforeseeable Emergency. Payments made on account of an Unforeseeable Emergency shall be permitted only to the extent reasonably necessary to satisfy the emergency need and may not be made to the extent such Unforeseeable Emergency is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Executive's assets (to the extent such liquidation would not itself cause severe financial hardship) or by cessation of the Executive Deferrals under this Plan.

     (2) PAYMENT TO DEATH BENEFICIARIES. The Death Beneficiary of a deceased Executive shall be entitled to receive the vested Account of the Executive upon the death of the Executive.

     (3) PAYMENT DATE. The vested portion of an executive's Account shall be distributed (or commence to be distributed) to the Executive or Death Beneficiary entitled thereto pursuant to Subsection (1) or (2) of this Section as soon as practicable following the date on which the Executive or Death Beneficiary becomes entitled to such distribution.

SECTION 4.2.   FORM OF PAYMENT.

     (1) PAYMENT IN CASH. All distributions under the Plan shall be made in the form of cash.

     (2)  NORMAL FORMS OF PAYMENT.

          (a) PAYMENTS TO EXECUTIVES. The Mirror Savings Benefit shall be distributed to the Executive in the form of a single lump sum payment.

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          (b)  PAYMENTS TO DEATH BENEFICIARIES.  An Executive's Mirror Savings
     Benefit (or the remaining installments thereof if payment to the Executive had commenced) shall be distributed to his or her Death Beneficiary in the form of a single lump sum payment.

          (c) SMALL BENEFITS. Notwithstanding any provision of the Plan to the contrary, in the event that an Executive's Mirror Savings Benefit does not exceed $5,000, such Benefit shall be paid to the Executive in the form of a single lump sum payment.

          (d) PAYMENT OF MINIMUM BENEFITS. Notwithstanding the foregoing, an Executive's Minimum Benefit shall be paid in the form previously elected by the Executive and such election shall remain in full force and effect after the Effective Date.

     (3)  OPTIONAL FORMS OF PAYMENT FOR EXECUTIVES.

          (a) IN GENERAL. An Executive who does not want his or her Mirror Savings Benefit to be paid in the normal form of benefit described in paragraph (a) of Subsection (2) of this Section may elect to receive his Mirror Savings Benefit in the form of annual installment payments payable over a period not exceeding ten years (as elected by the Executive).


          (b) FORM/TIMING OF ELECTION. Any election of an optional form of benefit must be in writing (on a form provided by the Administrator) and filed with the Administrator prior to the Executive's termination of employment with the Controlled Group because of involuntary termination, death or Disability or at least one (1) year prior to the Executive's voluntary termination of employment or retirement. Any such election may be changed at any time and from time to time without the consent of any other person (except as described in Section 2.4), by filing a later signed written election with the Administrator; provided that any election made less than one (1) year prior to the Executive's voluntary termination of employment shall not be valid, and in such case, payment shall be made in the normal form as provided in Section 4.2(2).


                                    ARTICLE V
                                     VESTING

SECTION 5.1.   VESTING.

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     (1)  IN GENERAL.  An Executive shall always be 100% vested in both his
Executive Deferrals and his Minimum Benefit under the Plan. Subject to the provisions of Section 3.3(1)(c), and except as provided in Subsection (2) of this Section, an Executive shall become 100% vested in the Matching Contributions hereunder upon (a) his or her attainment of age 65 or his or her death or Disability while in the employ of the Controlled Group, or (b) his or her completion of 5 Years of Eligibility Service.

     (2)  FORFEITURE PROVISIONS.  Notwithstanding the provisions of Subsection
(1) of this Section, the Employers shall be relieved of any obligation to pay or provide any future Mirror Savings Benefits under this Plan and shall be entitled to recover amounts already distributed if, without the written consent of the Company, the Executive, whether before or after termination with the Controlled
Group:

          (a) materially breaches the terms of any confidentiality or noncompete agreement entered into with any member of the Controlled Group; or

          (b) participates in any dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to any member of the Controlled Group; or

          (c)  commits any unlawful or criminal activity of a serious nature; or

          (d) commits any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Executive's overall duties.

The provisions of this Subsection (2) shall not apply to an Executive's Minimum Benefit or the portion of the Executive's Account which is attributable to his Executive Deferrals.


                                   ARTICLE VI
                             INVESTMENT OF ACCOUNTS

SECTION 6.1.   HYPOTHETICAL INVESTMENT FUNDS.

     (1) HYPOTHETICAL INVESTMENT FUND FOR MATCHING CONTRIBUTIONS. The Company has designated the Ecolab Stock Fund as the Hypothetical Investment Fund for Matching Contributions. Matching Contributions shall be deemed to have been invested in the Ecolab Stock Fund for purposes of crediting earnings and losses to the portion of the Executive's Account which is attributable to Matching Contributions. The Ecolab Stock Fund shall be deemed to consist solely of common shares of the

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Company, and dividends on common shares of the Company deemed to be held in the
Ecolab Stock Fund shall be deemed to have been reinvested in additional common shares of the Company.

     (2) HYPOTHETICAL INVESTMENT FUNDS FOR EXECUTIVE DEFERRALS. The Hypothetical Investment Funds for purposes of the portion of an Executive's Account which is attributable to his Executive Deferrals shall be those same Investment Funds designated by the Company from time to time under the Savings Plan. Each Executive (or his Death Beneficiary) shall be deemed to have elected one or more Hypothetical Investment Funds in which his Executive Deferrals are deemed to have been invested for purposes of crediting earnings and losses to the portion of the Executive's Account which is attributable to Executive Deferrals. The Executive's or Death Beneficiary's deemed election of Hypothetical Investment Funds hereunder shall be based on the Executive's or Death Beneficiary's investment election (or default election) under the Savings Plan, as in effect from time to time. The Company may deem an Executive's Executive Deferrals to have been invested in the Hypothetical Investment Fund deemed elected by the Executive, if any, or may instead, in its sole discretion, deem such Executive Deferrals to have been invested in one or more Hypothetical Investment Funds selected by the Company. Earnings on any amounts deemed to have been invested in any Hypothetical Investment Fund shall be deemed to have been reinvested in such Hypothetical Investment Fund. Notwithstanding the foregoing, any Executive who is subject to Section 16(b) of the Securities Exchange Act of 1934 shall not be deemed to have directed any Executive Deferrals to the Ecolab Stock Fund and may make a separate election to have such Executive Deferrals which would otherwise have been deemed to be invested in the Ecolab Stock Fund deemed invested in one or more of the other Hypothetical Investment Funds. An Executive shall be deemed, on the day prior to becoming subject to Section 16(b), to have elected to have Executive Deferrals then deemed to be invested in the Ecolab Stock Fund invested in the Hypothetical Investment Fund known as the Income Fund unless another permitted election is in place.

     (3) EXPENSES OF HYPOTHETICAL INVESTMENT FUNDS. The Hypothetical Investment Funds shall bear and be charged with actual or hypothetical expenses to the same extent that the corresponding Ecolab Stock Fund and other Investment Funds in the Savings Plan bear and are charged with such expenses, as determined by the Administrator.


                                   ARTICLE VII
                                  MISCELLANEOUS

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SECTION 7.1.   EFFECT OF AMENDMENT AND TERMINATION.  Notwithstanding any
provision of the Plan (including the Administrative Document) to the contrary, no amendment or termination of the Plan shall, without the consent of the Executive (or, in the case of his death, his Death Beneficiary), adversely affect the vested Account under the Plan of any Executive or Death Beneficiary as such Account exists on the date of such amendment or termination.


     IN WITNESS WHEREOF, Ecolab Inc. has executed this Mirror Savings Plan and has caused its corporate seal to be affixed this 29th day of August, 1994.

                              ECOLAB INC.


                              By: /s/ Michael E. Shannon
                                 --------------------------------
                                   Michael E. Shannon
                                   Vice Chairman, Chief Financial
                                   and Administrative Officer

(Seal)

Attest:

 /s/ Kenneth A. Iverson
-----------------------------
Kenneth A. Iverson
Secretary